SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2006

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SP Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2361 Campus Drive Suite 101 Irvine, CA 92612 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (941) 907-2361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.

     On February 7, 2006, SP Holding Corporation (the “Company”) issued an aggregate of 55.4 shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) in exchange for outstanding promissory notes of the Company and the settlement of certain other accrued liabilities of the Company in the aggregate principal amount plus accrued interest of $498,480.22. The holders of the Company’s outstanding promissory notes entered into separate exchange agreements (the “Exchange Agreements”) with the Company. Each share of Series A Preferred Stock has a stated value of $9,000 per share and is convertible into shares of the Company’s common stock (the “Common Stock”) at any time by the holders of the Series A Preferred Stock at a conversion price per share of $3.00. Commencing six months following the issuance date of the Series A Preferred Stock, the holders are entitled to receive dividends at the rate of 8% per annum payable quarterly at the Company’s option in cash or restricted shares of Common Stock. The Series A Preferred Stock has a term of two years from the date of issuance and upon a change of control transaction, the aggregate number of shares of Series A Preferred Stock issued shall automatically convert into a number of shares of restricted Common Stock equal to 61% of the number of shares of Common Stock issued and outstanding on a fully diluted basis as of the date of, but immediately prior to, the consummation of the change of control transaction.

The issuance of the Series A Preferred Stock is exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

Copies of the Certificate of Designation of the Series A Preferred Stock and the form of Exchange Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The descriptions of the Certificate of Designation of the Series A Preferred Stock and the Exchange Agreements and are qualified in their entirety by the respective terms of each document incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.      Description

10.1                  Certificate of Designation of the Series A Convertible Preferred Stock.

10.2                  Form of Exchange Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SP HOLDING CORPORATION

Date: February 7, 2006	By:	/s/ Mark Schaftlien
Name: Mark Schaftlien
Title: Chief Financial Officer

Exhibit Index

Exhibit No.      Description

10.1                  Certificate of Designation of the Series A Convertible Preferred Stock.

10.2                   Form of Exchange Agreement.